UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2014

SWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19483	75-2040825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.

As previously disclosed in the definitive proxy statement/prospectus dated October 14, 2014 (the “Proxy Statement”) relating to the proposed merger (the “Merger”) of SWS Group, Inc. (“SWS” or the “Company”) with and into Peruna LLC (“Merger Sub”), a wholly owned subsidiary of Hilltop Holdings Inc. (“Hilltop”), pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 31, 2014, by and among the Company, Hilltop and Merger Sub, two purported shareholder class action complaints have been filed in the Delaware Court of Chancery (the “Court”) against Hilltop, Merger Sub, the Company and the individual members of the Company’s board of directors. On May 13, 2014, the Court consolidated the two actions for all purposes under the caption In re SWS Group, Inc. Stockholder Litigation (the “Consolidated Action”). The Consolidated Action generally alleges claims for breach of fiduciary duty by the individual directors of the Company, and claims against Hilltop for aiding and abetting that breach of fiduciary duty. The complaint further alleges that the proxy statement/prospectus filed by Hilltop on May 29, 2014 omits or misstates certain material information. The Consolidated Action requests, among other things, that the Merger be enjoined.

On November 13, 2014, the parties to the Consolidated Action entered into a memorandum of understanding (the “MOU”) reflecting the terms of an agreement, subject to final approval by the Court and certain other conditions, to settle the Consolidated Action. Pursuant to the MOU, and without admitting any wrongdoing or that these supplemental disclosures are material or required to be made, defendants agreed to make certain supplemental disclosures requested by plaintiffs in the Consolidated Action. The MOU further provides that, among other things, (a) the parties will negotiate a definitive stipulation of settlement (the “Stipulation”) and will submit the Stipulation to the Court for review and approval; (b) the Stipulation will provide for dismissal of the Consolidated Action with prejudice; (c) the Stipulation will include a general release of defendants of claims relating to, among other things, the Merger and the Merger Agreement; and (d) the settlement is conditioned on, among other things, consummation of the Merger, completion of confirmatory discovery, class certification and final approval by the Court after notice to the Company’s shareholders. Defendants believe that the allegations and claims in the litigation are without merit and, if the settlement does not receive final approval, intend to defend them vigorously. Defendants are entering into the settlement solely to eliminate the burden and expense of further litigation and to put the claims that were or could have been asserted to rest. The settlement will not affect the timing of the Merger or the amount of consideration to be paid in the Merger.

In addition, Hilltop has agreed:

(i)	to forbear from asserting its right to a Termination Fee (as such term is defined in the Merger Agreement) in the event that the conditions precedent to payment of the Termination Fee pursuant to Section 8.3(b)(i) of the Merger Agreement are satisfied, to the extent that SWS consummates a Third Party Acquisition or enters into any Alternative Acquisition Agreement (as those terms are defined in the Merger Agreement) more than six (6) months after termination of the Merger Agreement;

(ii)	to forbear from asserting its right to payment of any portion of the Termination Fee to the extent that such Termination Fee exceeds $6,000,000 (notwithstanding the fact that the Merger Agreement currently provides for a Termination Fee equal to $8,000,000) in the event that Hilltop terminates the Merger Agreement pursuant to Section 8.1(c)(i) of the Merger Agreement and such Termination Fee is payable pursuant to Section 8.3(b)(ii) of the Merger Agreement; and

(iii)	to forbear from enforcing that portion of the covenant by SWS contained in Section 6.10(a) of the Merger Agreement that provides that SWS “shall not, and shall cause its subsidiaries not to, and shall use its reasonable best efforts to cause its or their respective officers, directors, employees, its representatives or agents not to, and shall not resolve or propose to, directly or indirectly…(ii) waive, terminate, modify or fail to enforce any provision of any contractual ‘standstill’ or similar obligation of any person other than Purchaser and Merger Sub.”

The supplemental disclosures are contained below. This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement.

Under the caption “Background to the Merger,” the second sentence of the third full paragraph on page 238 is deleted and replaced with the following:

“The SWS Board discussed SWS’s business plan, including a review of SWS’s position as a regional broker dealer affiliated with a small bank requiring registration under the Bank Holding Company Act, industry trends and the potential for increasing stockholder value through implementation of SWS’s business initiatives.”

Under the caption “Background to the Merger,” the fourth sentence of the third full paragraph on page 238 is deleted and replaced with the following:

“The SWS Board also discussed the need, and SWS’s ability, to repay the loans under the Credit Agreement in full on July 28, 2016, or to refinance such loans.”

Under the caption “Background to the Merger,” the second sentence of the fifth full paragraph on page 240 is deleted and replaced with the following:

“However, for a variety of reasons, including that a number of these parties expressed an interest only in purchasing select assets or divisions (which, as discussed above and taking into consideration the analysis of Sandler O’Neill, the Special Committee believed would not maximize stockholder value) and the regulatory hurdles that some parties would face in order to acquire the whole of SWS, none of these third parties provided indicative valuations or continued to pursue a transaction with SWS after the early stage contact.”

Under the caption “Background to the Merger,” the following sentence is added at the end of the second full paragraph on page 241:

“The Special Committee also concluded that, based on Davis Polk’s call with Oak Hill’s outside counsel, the Special Committee did not consider it necessary to exclude Mr. Crandall, the director appointed by Oak Hill, from the limited discussions regarding a possible transaction that were expected to take place at the upcoming meeting of the SWS Board.”

Under the caption “Background to the Merger,” the following paragraph is added after the fifth full paragraph on page 241:

“Also on February 28, 2014, SWS and Esposito Global executed a limited non-disclosure agreement governing only Esposito Global’s disclosure to SWS of the identity of Party B, and pursuant to which SWS agreed to keep the identity of Party B confidential. The limited non-disclosure agreement did not impose any obligations or restrictions on Esposito Global or Party B.”

Under the caption “Background to the Merger,” the following sentence is added at the end of the first paragraph on page 242:

“The representatives of Sandler O’Neill also reported that on February 27, 2014, they received a call from Party C, a significant shareholder in SWS, during which Party C stated that Hilltop’s offer of $7.00 per share undervalued SWS and that if the only offer to acquire SWS ultimately received were near $7.00 per share, Party C might seek to arrange an alternative transaction at a higher price.”

Under the caption “Background to the Merger,” the following sentence is added at the end of the first paragraph on page 243:

“Representatives of Sandler O’Neill stated that, in advance of the meeting with Hilltop, Sandler O’Neill would send Hilltop a revised financial analysis, including comparable transactions, that would support a price higher than Hilltop’s current offer and show that the acquisition of SWS would be accretive to Hilltop’s earnings.”

Under the caption “Background to the Merger,” the following sentence is added at the end of the second full paragraph on page 243:

“The Special Committee concluded that before providing any due diligence information to Esposito Global/Party B, it would request that Esposito Global/Party B provide evidence that they had made progress in finding the outside financing required to support their offer. Mr. James H. Ross of SWS reported to the Special Committee that on March 12, 2014 he received a call from representatives of a company referred to as Party D who wished to discuss the offers from Hilltop and Esposito Global. Mr. Ross indicated that he referred Party D to Sandler O’Neill and that Party D had, in the past, contacted him to inquire about purchasing SWS’s retail division. Party D did not contact Sandler O’Neill.”

Under the caption “Background to the Merger,” the fifth sentence of the sixth full paragraph on page 243 is deleted and replaced with the following:

“Hilltop indicated to Mr. Miller that it did not believe that book value was the correct method to value SWS, because of its net losses in recent years, and that the value of SWS was meaningfully below book value.”

Under the caption “Background to the Merger,” the following sentence is added at the end of the first sentence of the second full paragraph on page 245:

“Mr. Miller then reviewed with the Special Committee his recent communications with Mr. Crandall, the director appointed by Oak Hill. Mr. Crandall had called Mr. Miller earlier that day and stated that he received a call from a representative of Hilltop, and that based on this call it was his opinion that Hilltop appeared ready to rescind its offer and cease pursuing a transaction with SWS and that Oak Hill would encourage SWS to accept an offer from Hilltop of $7.75 per share or more.”

Under the caption “Background to the Merger,” the following sentence is added at the end of the fourth full paragraph on page 246:

“Except for the non-disclosure agreements with Hilltop and Party A, and the limited non-disclosure agreement with Esposito Global referred to above, SWS executed no other non-disclosure agreements.”

Under the caption “Background to the Merger,” the sixth full paragraph on page 246 is deleted and replaced with the following:

“Between March 26, 2014 and March 31, 2014, representatives of SWS and Hilltop, together with representatives of Hilltop’s legal and financial advisors and the Special Committee’s legal and financial advisors, held a series of conference calls to negotiate the terms of the merger agreement, including the establishment of a retention/severance pool for executive officers and other employees of SWS, and exchanged multiple drafts of the merger agreement.”

Under the caption “Background to the Merger,” the third and fourth sentences of the seventh paragraph on page 246 (running from page 246 to page 247) are deleted and replaced with the following:

“The representatives of Sandler O’Neill reviewed with the SWS Board Sandler O’Neill’s financial analysis of SWS, Hilltop and the proposed transaction with Hilltop, including discussing the various financial methodologies used in its analyses, including its review of comparable companies, comparable transactions and a discounted cash flow analysis, among other methodologies. The representatives of Sandler O’Neill also reviewed with the SWS Board the outcome of the confidential market check the Special Committee had previously requested Sandler O’Neill to perform, noting that Sandler O’Neill had been in contact with seventeen parties all of whom were strategic buyers, including Hilltop, and that at this time only Hilltop, Party A and Esposito Global/Party B remained interested in an acquisition of SWS in its entirety.”

Under the caption “Background to the Merger,” the third sentence of the second full paragraph on page 250 is deleted and replaced with the following:

“Hilltop’s representatives also did not agree to a two-tier termination fee but did agree, however, to a reduction in the termination fee to $8 million (a $4 million reduction compared to the original Hilltop proposal of $12 million) and the establishment of a retention/severance pool in an aggregate amount not to exceed $5 million.”

Under the caption “Background to the Merger,” the fifth sentence of the first full paragraph on page 251 is deleted and replaced with the following:

“The members of the SWS Board discussed, among other things, the concern that, in the absence of a transaction with Hilltop or any other party, the repayment of the loans outstanding under the Credit Agreement, due July 28, 2016, presented serious issues, including that it may raise a going concern issue for the next fiscal year’s audit.”

Under the caption “Background to the Merger,” the following paragraph is added after the second full paragraph on page 251:

“On April 1, 2014, counsel to Party A notified Davis Polk by email that as a result of SWS having executed the merger agreement with Hilltop, a “fallaway event” had occurred under the non-disclosure agreement between SWS and Party A.”

Under the caption “Opinion of Sandler O’Neill & Partners, L.P.—Comparable Companies Analysis,” the table in the first paragraph on page 260 is deleted and replaced with the following:

Pricing data as of March 28, 2014 Financial data as of December 31, 2013	Market Value	Trading as % of High	Price Change		Price /					Median Long Term Growth Rate	Current Dividend Yield	Last Twelve Months Return On Equity
Company Name			Last Twelve Months	Year To Date	Book Value	Tangible Book Value	Last Twelve Months Earnings Per Share	2014 Earnings Per Share	2015 Earnings Per Share
	($mm)		(%)	(%)	(%)	(%)	(%)	(x)	(x)	(%)	(%)	(%)
Institutional Broker Dealers
Piper Jaffray Companies	720	98.9	29.8	12.5	96	146	16.5	15.6	13.8	NA	0.0	5.90
Ladenburg Thalmann Financial Services Inc.	542	84.4	80.1	(4.5)	NM	NM	NM	NM	33.2	15	0.0	NM
Cowen Group, Inc.	492	88.6	51.8	9.5	97	107	107	14.5	9.6	NA	0.0	3.53
FBR & Co.	256	73.2	29.3	(7.2)	89	89	3.4	NA	NA	NA	0.0	32.18
JMP Group Inc.	150	81.7	(0.4)	(7.0)	119	119	43	9.8	8.7	NA	2.6	6.56
Broker Dealers with Retail Distribution
Raymond James Financial, Inc.	7,671	96.8	18.2	4.4	202	223	19.6	16.8	14.7	14.0	1.2	11.49
Stifel Financial Corp	3,147	93.5	39.2	0.7	149	240	21.9	16.7	14.3	12.5	0.0	8.56
RCS Capital Corporation	969	96.9	NA	99.3	NM	NM	NM	17.0	16.3	NA	2.0	NM
Oppenheimer Holdings Inc.	368	90.5	39.1	9.3	72	108	15.3	NA	NA	NA	1.6	5.10
High	7,671	98.9	80.1	99.3	202	240	107.0	17.0	33.2	15.0	5.63	32.18
Mean	1,591	89.4	35.9	13.0	118	147	32.4	15.1	15.8	13.8	1.35	8.98
Median	542	90.5	34.4	4.4	97	119	19.6	16.1	14.3	14.0	1.17	5.90
Low	150	73.2	(0.4)	(7.2)	72	89	3.4	9.8	8.7	12.5	0.00	1.82
SWS (March 28, 2014 Close)	246	89.9	23.1	22.5	78	80	NM	NM	NM	NA	0.00	(10.95)
SWS (January 9, 2014 Close)	198	97.1	2.5	(0.0)	63	65	NM	NM	NM	NA	0.00	(10.95)

Under the caption “Opinion of Sandler O’Neill & Partners, L.P.—Comparable Companies Analysis,” the table in the first paragraph on page 261 is deleted and replaced with the following:

Pricing data as of March 28, 2014 Financial data as of December 31, 2013	Capital Position				Last Twelve Months Profitability				Asset Quality			Valuation
												Price
Company	Total Assets	Tangible Common Equity to Tangible Assets	Leverage Ratio	Total Risk- Based Capital Ratio	Return On Average Assets	Return On Average Equity	Net Interest Margin	Efficiency Ratio	Loan Loss Ratio / Gross Loans	Non-Performing Assets2 / Total Assets	Net Charge Offs / Average Loans	Tangible Book Value	Last Twelve Months Earnings Per Share	2014 Estimated Earnings Per Share	2015 Estimated Earnings Per Share	Current Dividend Yield	Last Twelve Months Dividend Ratio	Market Value	Adjusted Beta
	($mm)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(x)	(x)	(x)	(%)	(%)	($mm)
BankUnited, Inc.	15,047	12.42	12.42	21.93	1.55	11.16	5.73	47.7	0.77	0.56²	0.09	184	16.9	18.7	16.1	2.5	41.8	3,441	0.83
IBERIABANK Corporation	13,366	8.55	9.70	12.82	0.50	4.26	3.41	75.4	1.49	0.89	0.04	186	31.5	19.2	15.4	2.0	61.8	2,079	0.85
BancorpSouth, Inc.	13,030	9.44	9.93	14.25	0.72	6.37	3.43	74.3	1.70	1.45	0.03	194	24.6	18.3	15.3	0.8	16.2	2,331	1.14
International Bancshares Corporation	12,079	9.66	11.61	20.36	1.07	8.89	2.99	54.7	1.35	1.67²	0.24	144	13.0	NA	NA	2.1	25.5	1,630	1.20
Trustmark Corporation	11,790	8.26	9.06	14.18	1.02	8.75	4.01	65.6	1.13	1.53²	0.01	177	14.1	14.5	14.4	3.7	52.6	1,666	1.12
Texas Capital Bancshares, Inc.	11,715	7.91	10.87	10.73	1.17	12.09	4.18	53.5	0.78	0.34²	0.05	284	23.5	19.9	16.8	0.0	NM	2,744	1.13
United Bankshares, Inc.	8,735	7.88	10.72	13.71	1.02	8.43	3.64	52.4	1.11	1.24	0.28	229	17.6	15.8	14.7	4.3	74.1	2,059	0.89
First Citizens Bancorporation, Inc.	8,374	6.80	8.32	17.41	0.55	6.24	2.57	75.1	1.21	1.84²	0.43	85	10.5	NA	NA	0.2	2.1	452	0.74
First Financial Holdings, Inc.	7,931	7.11	9.30	14.47	0.77	6.90	4.93	67.9	0.80	1.36²	0.26	275	25.7	16.9	13.8	1.2	31.5	1,475	0.91
United Community Banks, Inc.	7,425	9.04	9.08	13.99	3.86	37.30	3.30	59.9	1.76	1.48	0.41	171	4.3	17.3	15.0	0.0	NM	965	1.12
Home BancShares, Inc.	6,812	7.97	9.38	11.75	1.43	11.27	5.19	45.4	0.98	1.59²	0.22	424	29.6	19.1	17.0	0.9	26.3	2,194	1.09
Capital Bank Financial Corp.	6,618	14.82	14.95	21.00	0.57	3.43	4.40	65.2	1.25	2.83²	0.27	133	33.7	22.4	18.4	0.0	NM	813	0.55
WesBanco, Inc.	6,145	7.30	9.27	14.19	1.05	8.72	3.58	59.9	1.21	0.88²	0.30	211	14.2	13.8	13.2	2.8	37.2	906	0.93
BancFirst Corporation	6,039	8.40	8.84	14.64	0.93	10.09	3.04	66.7	1.15	0.67	0.03	170	15.9	15.8	14.5	2.2	35.0	852	0.91
Renasant Corporation	5,746	6.64	8.68	12.58	0.71	6.01	3.96	66.8	1.22	2.88²	0.06	247	23.3	16.2	14.2	2.4	55.7	896	1.12
Pinnacle Financial Partners, Inc.	5,564	8.96	10.93	13.01	1.10	8.20	3.71	55.3	1.63	0.96	0.15	272	22.1	18.9	16.4	0.9	9.6	1,302	0.99
First Financial Bankshares, Inc.	5,222	9.59	9.84	16.95	1.64	13.75	4.22	48.2	1.26	0.59	0.15	394	24.5	21.7	20.2	1.7	42.1	1,940	0.63
National Bank Holdings Corporation	4,914	16.89	16.63	39.53	0.13	0.67	3.81	82.5	0.67	0.93	(0.09)	109	NM	NM	26.2	1.0	142.9	848	1.12
High	15,047	16.89	16.63	39.53	3.86	37.30	5.73	82.5	1.76	2.88	0.43	424	33.7	22.4	26.2	4.3	142.9	3,441	1.20
Low	4,914	6.64	8.32	10.73	0.13	0.67	2.57	45.4	0.67	0.34	(0.09)	85	4.3	13.8	13.2	0.0	2.1	452	0.55
Mean	8,697	9.31	10.53	16.53	1.10	9.58	3.90	62.0	1.19	1.32	0.16	216	20.3	17.9	16.3	1.6	43.6	1,589	0.96
Median	7,678	8.48	9.77	14.22	1.02	8.57	3.76	62.5	1.21	1.30	0.15	190	22.1	18.3	15.4	1.5	37.2	1,553	0.96
Hilltop	8,903	10.19	12.78	19.10	1.66	10.59	4.47	79.6	0.61	0.33	0.10	232	16.1	15.8	13.7	0.0	0.0	2,034	0.81

Under the caption “Opinion of Sandler O’Neill & Partners, L.P.—SWS—Net Present Value Analysis,” the second full paragraph on page 261 is deleted and replaced with the following:

“Sandler O’Neill based the analysis on SWS’s projected earnings per share for the years ending December 31, 2014 through 2017 and SWS’s projected fully converted tangible book value per share for the period ending December 31, 2017, which projections assumed (i) a reversal of the deferred tax assets valuation allowance on December 31, 2015 and (ii) that the current holders of SWS’s outstanding warrants would exercise such warrants in 2016, with the proceeds of such exercise used to repay approximately $100 million of SWS’s outstanding debt. SWS’s projections are summarized in the section entitled “Certain SWS Prospective Financial Information.””

Under the caption “Opinion of Sandler O’Neill & Partners, L.P.—SWS—Net Present Value Analysis,” the following sentence is added after the third sentence of the third paragraph on page 261:

“The terminal values used in this calculation were calculated by applying the selected multiples to the earnings per share and tangible book value per share estimates for the period ending December 31, 2017.”

Under the caption “Opinion of Sandler O’Neill & Partners, L.P.—Hilltop—Net Present Value Analysis,” the second full paragraph on page 262 is deleted and replaced with the following:

“Sandler O’Neill based the analysis on Hilltop’s projected earnings per share as derived from median consensus publicly available analyst estimates through the year ended December 31, 2015 and a consensus long-term earnings growth rate of 10% for the years ending 2016 and 2017 and Hilltop’s projected tangible book value per share for the period ending December 31, 2017 based on such earnings and such growth rate. These projections are summarized in the section entitled “Opinion of Sandler O’Neill & Partners, L.P.—Other Information Reviewed By Sandler O’Neill—Certain Hilltop Projections.””

Under the caption “Opinion of Sandler O’Neill & Partners, L.P.—Analysis of Selected Merger Transactions,” the table in the third full paragraph on page 263 is deleted and replaced with the following:

		Deal Value /
Announcement Date	Acquiror / Target	Last Twelve Months Revenue	Book Value	Tangible Book Value	Market Premium
		(x)	(%)	(%)	(%)
01/16/14	RCS Capital Corporation / Cetera Financial Holdings, Inc.	1.0	NA	NA	NA
11/12/12	Leucadia National Corporation / Jefferies Group, Inc.	1.5	106	120	15.6
11/05/12	Stifel Financial Corp. / KBW, Inc.	2.4	171	171	7.4
07/31/12	American International Group, Inc. / Woodbury Financial Services, Inc.	NA	88	95	NA
01/11/12	Raymond James Financial, Inc. / Morgan Keegan & Company, Inc. /MK Holding Inc.	0.9	129	NA	NA
01/09/12	Chestnut Venture Holdings, LLC / Genworth Financial Investment Services Inc.	NA	NA	NA	NA
08/17/11	Ladenburg Thalmann Financial Services Inc. / Securities America Financial Corporation	0.5	NA	NA	NA
	High	2.4	171	171	15.6
	Low	0.5	88	95	7.4
	Mean	1.3	123	129	11.5
	Median	1.0	118	120	11.5

Under the caption “Opinion of Sandler O’Neill & Partners, L.P.—Analysis of Selected Merger Transactions,” the table in the second full paragraph on page 264 is deleted and replaced with the following:

Announcement Date	Buyer	Target	Initial Offer to Initial Stock Price	Final Offer to Initial Stock Price	Increase from Initial Offer
12/16/2013	KKR & Co.	KKR Financial Holdings	6.7%	29.20%	21.1%
12/19/2012	GETCO Holding Company	Knight Capital Group	40.6%	50.6%	7.1%
11/12/2012	Annaly Capital Management Inc	CreXus Investment Corp	12.6%	17.6%	4.4%
11/12/2012	Leucadia National Corp	Jefferies Group Inc	15.4%	23.7%	7.3%
09/18/2009	Fairfax Financial Holdings Limited	Odyssey Re Holdings Corp.	19.5%	29.5%	8.3%
10/13/2008	Banco Santander SA	Sovereign Bancorp Inc	0.0%	0.0%	0.0%
08/12/2008	Bank of Tokyo-Mitsubishi UFJ Ltd	UnionBanCal Corp, CA	9.4%	38.6%	26.7%
03/10/2008	Nationwide Mutual Insurance Co	Nationwide Finl Svcs Inc	18.0%	30.6%	10.7%
07/17/2007	Alfa Mutual	Alfa Corp	15.8%	44.7%	25.0%
11/20/2006	Toronto-Dominion Bank	TD Banknorth Inc	5.9%	12.2%	6.0%
		High	40.6%	50.6%	26.7%
		Mean	14.4%	27.7%	11.7%
		Median	14.0%	29.3%	7.8%
		Low	0.0%	0.0%	0.0%

Under the caption “Opinion of Sandler O’Neill & Partners, L.P.—Other Information Reviewed By Sandler O’Neill,” the caption “Hilltop’s Projected Earnings Stream” and the subsequent paragraph on page 267 are deleted and replaced with the following:

“Certain Hilltop Projections

As summarized in the following table, Sandler O’Neill noted Hilltop’s projected earnings per share as derived from median consensus publicly available analyst estimates through the year ended December 31, 2015 and a consensus long-term earnings growth rate of 10% for the years ending 2016 and 2017 and Hilltop’s projected tangible book value per share for the period ending December 31, 2017 based on such earnings and such growth rate.”

Under the caption “Opinion of Sandler O’Neill & Partners, L.P.—Miscellaneous,” the third sentence in the second full paragraph on page 267 is deleted and replaced with the following:

“In the two years prior to the execution of the merger agreement, Sandler O’Neill has not provided investment banking services to, or received fees for such services from, SWS, Hilltop or Oak Hill, or their respective affiliates, except for its services to the Special Committee in connection with the merger.”

Under the caption “Certain SWS Prospective Financial Information,” the table in the fourth full paragraph on page 268 is deleted and replaced with the following:

	Fiscal Year Ending June
	2014	2015	2016
	(in thousands, except per share numbers)
Net Revenues	275,093	287,874	312,334
Non-Interest Expense	270,836	281,166	292,435
Gain/(Loss) on warrant	(91)	—	—
Pre-tax Income	4,166	6,707	19,899
Dividends per share	$0.00	$0.00	$0.00

Under the caption “Certain SWS Prospective Financial Information,” the table in the first paragraph on page 269 is deleted and replaced with the following:

	Calendar Year Ending December 31
	2014	2015	2016	2017
	(in thousands, except per share numbers)
Net Revenues	279,472	300,273	324,645	342,828
Non-Interest Expense	274,285	287,593	270,083	299,315
Gain/(Loss) on warrant	—	—	24,288	—
Pre-tax Income	5,187	12,680	54,562	43,513
Tax Provision	—	(24,395)	19,097	15,229
Net Income	5,187	37,075	35,465	28,284
Earnings per Share	$0.16	$0.85	$0.78	$0.56
Fully Converted Tangible Book Value per Share	$8.33	$9.14	$9.58	$10.15
Dividends per share	$0.00	$0.00	$0.00	$0.00

Important Information for Investors and Shareholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Hilltop Holdings Inc. (“Hilltop”) has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 containing a proxy statement/prospectus of SWS Group, Inc. (“SWS”) and Hilltop, and SWS and Hilltop have each filed and will each file other documents with respect to the proposed transaction and a definitive proxy statement/prospectus has been mailed to shareholders of SWS. The registration statement on Form S-4 has been declared effective by the SEC. Investors and security holders of SWS are urged to read the proxy statement/prospectus and other documents filed or that will be filed with the SEC carefully and in their entirety when they become available because they will contain important information. Investors and security holders of SWS are able to obtain free copies of the registration statement and the proxy statement/prospectus and other documents filed with the SEC by SWS or Hilltop through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by SWS will be available free of charge on SWS’s internet website at www.swst.com or by contacting SWS’s Investor Relations Department at (214) 859-1800. Copies of the documents filed with the SEC by Hilltop will be available free of charge on Hilltop’s internet website at www.hilltop-holdings.com or by contacting Hilltop’s Investor Relations Department at (214) 252-4029.

SWS, Hilltop, their respective directors and certain of their executive officers and other members of management and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of SWS is set forth in its Annual Report on Form 10-K/A (Amendment No. 1) for the year ended June 30, 2014, which was filed with the SEC on September 26, 2014. Information about the directors and executive officers of Hilltop is set forth in its most recent proxy statement, which was filed with the SEC on May 2, 2014. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

From time to time we make statements (including some contained in this report) that predict or forecast future events, depend on future events for their accuracy, or otherwise contain “forward-looking” information and constitute “forward-looking statements” within the meaning of applicable U.S. securities laws. Such statements are generally identifiable by terminology such as “plans,” “expects,” “estimates,” “budgets,” “intends,” “anticipates,” “believes,” “projects,” “indicates,” “targets,” “objective,” “could,” “should,” “may,” “potential” or other similar words. By their very nature, forward-looking statements require us to make assumptions that may not materialize or that may not be accurate. Readers should not place undue reliance on forward-looking statements and should recognize that such statements are predictions of future results, which may not occur as anticipated. Actual results may differ materially as a result of various factors, some of which are outside of our control, including:

•	failure to obtain the approval of shareholders of SWS in connection with the proposed transaction;

•	the failure to consummate or delay in consummating the proposed transaction for other reasons;

•	the timing to consummate the proposed transaction;

•	the risk that a condition to closing of the proposed transaction may not be satisfied;

•	the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated;

•	Hilltop’s ability to achieve the synergies and value creation contemplated by the proposed transaction;

•	Hilltop’s ability to promptly and effectively integrate its and SWS’s businesses;

•	the diversion of management time on transaction-related issues;

•	the interest rate environment;

•	the volume of trading in securities;

•	the liquidity in capital markets;

•	the volatility and general level of securities prices and interest rates;

•	the ability to meet regulatory capital requirements administered by federal agencies;

•	the level of customer margin loan activity and the size of customer account balances;

•	the demand for real estate in Texas, New Mexico and the national market;

•	the credit-worthiness of our correspondents, trading counterparties and of our banking and margin customers;

•	the demand for investment banking services;

•	general economic conditions, especially in Texas and New Mexico, and investor sentiment and confidence;

•	the value of collateral securing the loans we hold;

•	competitive conditions in each of our business segments;

•	changes in accounting, tax and regulatory compliance requirements;

•	changes in federal, state and local tax rates;

•	the ability to attract and retain key personnel;

•	the availability of borrowings under credit lines, credit agreements and credit facilities;

•	the potential misconduct or errors by our employees or by entities with whom we conduct business;

•	the ability of borrowers to meet their contractual obligations and the adequacy of our allowance for loan losses; and

•	the potential misconduct for litigation and other regulatory liability.

Our future operating results also depend on our operating expenses, which are subject to fluctuation due to:

•	variations in the level of compensation expense incurred as a result of changes in the number of total employees, competitive factors or other market variables;

•	variations in expenses and capital costs, including depreciation, amortization and other non-cash charges incurred to maintain our infrastructure; and

•	unanticipated costs which may be incurred from time to time in connection with litigation, regulation and compliance, loan analyses and modifications or other contingencies.

Other factors, risks and uncertainties that could cause actual conditions, events or results to differ materially from our expectations discussed in this report include those factors described in SWS’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended June 30, 2014, under the heading “Risk Factors,” and our other reports filed with and available from the SEC. Our forward-looking statements are based on current beliefs, assumptions and expectations. No assurances can be given that any of the events anticipated by these forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on our actual results, levels of activity, performance, or achievements. All forward-looking statements speak only as of the date on which they are made and, except as required by law, we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: November 14, 2014	By:	/s/ James H. Ross
James H. Ross
Chief Executive Officer